                                                                    EXHIBIT 99.1


EARNINGS RELEASE                                                  March 26, 2001
----------------

Contact:   Raymond J. Pacini
           Chief Executive Officer
           949-250-7781

           CALC REPORTS PROFITABLE FOURTH QUARTER AND YEAR-END RESULTS

         IRVINE, California -- California Coastal Communities, Inc. (NASDAQ:CALC) reported net income of $3.1 million, or $.31 per share, for the three months ended December 31, 2000. The fourth quarter results include gross operating profit of $1.7 million from delivery of 20 homes at the Company's Rancho San Pasqual project in Escondido, CA and the first home at the Company's 16-home Sandover project on five acres of the Bolsa Chica mesa in Huntington Beach, California. These results also reflect income of $2.7 million from the Company's unconsolidated joint venture at Fairbanks Highlands, which delivered 24 homes during the quarter, and other income of $2.1 million resulting from the settlement of litigation regarding a guarantee of notes payable to a partnership for less than the amount reserved. These income items were partially offset by selling, general and administrative expenses of $900,000 and a $2.5 million deferred income tax provision. The current results compare favorably to the fourth quarter of 1999, when the Company had income of $600,000, or $.06 per share, primarily due to non-recurring other income resulting from a change in estimate for an indemnity obligation reserve for a disposed business due to favorable claims history. The improved results in 2000 primarily reflect the home deliveries, unconsolidated joint venture income and other income described above.

         The Company also reported net income of $5.6 million, or $ .55 per share, for the year ended December 31, 2000, primarily reflecting $4.8 million of gross operating profit from delivery of 61 homes at Rancho San Pasqual and the first home at the Company's Sandover project, as well as income of $5.0 million related to the Fairbanks Highlands unconsolidated joint venture, which delivered 53 homes. Additional items contributing to net income include the other income described above and $1.1 million of non-recurring other income from a first quarter transaction that satisfied a liability for an indemnity obligation. These income items were partially offset by selling, general and administrative expenses of $3.4 million and a $4.2 million deferred income tax provision. The full-year results for 2000 compare favorably with the net loss of $1.6 million, or $.15 loss per share, for 1999, during which the Company reported no revenues.

March 26, 2001                                                            Page 2

         The Company reported $8.5 million in revenues for the fourth quarter and $23.0 million for the full year 2000, primarily reflecting the delivery of 20 homes and 61 homes, respectively, at the Company's Rancho San Pasqual project in Escondido, CA.

         As has been previously disclosed, at their November 2000 hearing, the California Coastal Commission (the "Coastal Commission") approved suggested modifications to the County's Bolsa Chica Local Coastal Program ("LCP") which would limit development to 65 acres of the Bolsa Chica Mesa (the "Upper Mesa") and would prohibit the Company and other landowners from any development on the approximately 140-acre remainder of the Bolsa Chica Mesa (the "Lower Mesa"). In January 2001, the Company filed litigation challenging the Coastal Commission's November 2000 suggested modifications to the LCP. Following the Coastal Commission's action, the Company internally evaluated the carrying value of the Bolsa Chica assets and determined, independently, that there has been no financial statement impairment because the Company believes that the undiscounted estimated future cash flows from the Upper Mesa and the Company's additional 285 acres at Bolsa Chica exceed the carrying value. There can be no assurance that the results of an appraisal or other third party analysis would not differ from the Company's determination.

         While the Company is vigorously pursuing its litigation to obtain entitlement for residential construction on the Lower Mesa, it is also pursuing approval of development permits on the Upper Mesa. After review of environmental, economic, marketing, construction and political considerations, the Company is currently planning to apply to the County of Orange for permits to build approximately 400 single-family homes on the Upper Mesa. However, the Company is continuing to evaluate alternative development plans which could result in higher density development. If a plan is approved by the Orange County Planning Commission in early 2002, the Company could then seek approval from the Coastal Commission in the second quarter of 2002 and expect to commence infrastructure construction on the Upper Mesa during the third quarter of 2002 provided that Coastal Commission approval is obtained on a timely basis, followed by the start of home construction during the first quarter of 2003. The Company does not believe that the Coastal Commission process will ultimately prevent it from developing a planned community at Bolsa Chica, however, there can be no assurance in that regard, or as to the number of acres the Company would be permitted to develop, or that further litigation or administrative delay will not result. A pro-forma for the Company's planned development on the Upper Mesa and underlying assumptions follows on page 6.

March 26, 2001                                                            Page 3

         The Company is a residential land development and homebuilding company operating in Southern California. The Company's principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns Bolsa Chica Mesa, a 200 acre master-planned community adjacent to the Pacific Ocean and overlooking the Bolsa Chica wetlands in Orange County, CA, along with an additional 150 acres at Bolsa Chica. Hearthside Homes, Inc. recently completed the final phase of a 1,200 home master-planned community in Aliso Viejo, CA and is currently building 112 homes at the Company's Rancho San Pasqual master-planned golf course community in Escondido, CA, 16 homes on five acres of the Bolsa Chica Mesa in Huntington Beach, CA and 86 homes in the Chapman Heights master-planned golf-course community in Yucaipa, CA.


          SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                               REFORM ACT OF 1995.

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company's future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about the Company's plans, objectives, goals, expectations and intentions, the number and types of homes and number of acres of land that the Company may develop and sell, outcomes of litigation, regulatory approval processes or administrative proceedings (including, but not limited to ongoing litigation and administrative proceedings related to the Company's principal asset, the Bolsa Chica Mesa), the Company's ability to continue relationships with current or future partners, the Company's ability to expend resources to comply with environmental regulations and local permitting requirements, the effect of certain costs, contractual obligations and tax liabilities, both known and unknown, on the Company's business, results of operations and financial condition, the condition and adequacy of the Company's properties, the Company's ability to estimate cash flow projections due to uncertainties in valuing real property, the Company's ability to acquire residential lots in order to continue home-building operations, the adequacy of capital, financing and cash flow required to continue the Company's operations and land development activities, the future condition of the real estate market in Southern California, and other statements contained herein that are not historical facts.


                               ***TABLES FOLLOW***

March 26, 2001                                                            Page 4

                       CALIFORNIA COASTAL COMMUNITIES, INC

                              FINANCIAL HIGHLIGHTS

                     (in millions, except per share amounts)


                                                     Three Months Ended    Year Ended
                                                        December 31,       December 31,
                                                       2000      1999     2000      1999
                                                      ------    ------   ------    ------
Revenues                                              $  8.5    $ --     $ 23.0    $ --
                                                      ======    ======   ======    ======

Income (loss) from continuing operations before
     income taxes                                     $  5.6    $  0.6   $  9.9    $ (1.7)

Provision for income taxes(A)                           (2.5)     --       (4.3)      (.1)
                                                      ------    ------   ------    ------

Income (loss) from continuing operations                 3.1       0.6      5.6      (1.8)

Discontinued operations (B):

     Gain on disposition, net of income
         tax benefit of $0, $0, $0 and $.2              --        --       --            .2
                                                      ------    ------   ------    ------

Net income (loss)                                     $  3.1    $  0.6   $  5.6    $ (1.6)
                                                      ======    ======   ======    ======


Earnings (loss) per common share-basic and diluted:

     Continuing operations                            $  .31    $  .06   $  .55    $ (.17)
     Discontinued operations                            --        --       --         .02
                                                      ------    ------   ------    ------

    Earnings (loss) per common
        share-basic and diluted                       $  .31    $  .06   $  .55    $ (.15)
                                                      ======    ======   ======    ======

Weighted average common
     shares outstanding (C)                             10.1      10.1     10.1      10.7
                                                      ======    ======   ======    ======


(A) The provisions for deferred income taxes of $2.5 million and $4.2 million for the three months and year ended December 31, 2000, respectively, are offset by the utilization of Pre-Reorganization net operating loss carryforward which is added directly to equity.

(B) Results of the commercial development business sold in 1998 have been presented as discontinued operations.

(C)  Reflects the Company's repurchase of 1.4 million shares in June 1999.

March 26, 2001                                                            Page 5

                      CALIFORNIA COASTAL COMMUNITIES, INC.

                                 BALANCE SHEETS

                     (in millions, except per share amounts)

                                            December 31,            December 31,
                                                1999                   2000
                                                ----                   ----
                                                                     (unaudited)
Cash and cash equivalents                       $ 5.8                   $  6.9

Short-term investments                            3.0                       --

Restricted cash                                   3.4                      1.9

Real estate held for
  development or sale                            15.1                     21.4

Land held for development                       136.5                    142.0

Other assets                                      6.1                      6.5
                                              -------                  -------

                                              $ 169.9                  $ 178.7
                                              =======                  =======


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:

      Accounts payable and
         accrued liabilities                  $   2.0                  $  4.0

    Project debt                                  7.4                     9.0

      Other liabilities                          27.7                    23.1
                                              -------                  -------

         Total liabilities                       37.1                    36.1

Stockholders' equity                            132.8                   142.6
                                              -------                  -------

                                              $ 169.9                  $ 178.7
                                              =======                  =======

Shares outstanding (a)                           10.1                     10.1

Book value per share (a)                      $ 13.15                  $ 14.12



(a) Does not reflect potential exercise of outstanding stock options to purchase 754,996 shares.

March 26, 2001                                                            Page 6

                      CALIFORNIA COASTAL COMMUNITIES, INC.
                     PRELIMINARY PROJECTIONS FOR BOLSA CHICA
                         UPPER MESA DEVELOPMENT PLAN (1)

         The Company's current assumptions underlying the planned development on the Upper Mesa are as follows:

         Infrastructure and home construction are assumed to begin during the third quarter of 2002 and the first quarter of 2003, respectively, assuming timely processing of permits by the County of Orange and the California Coastal Commission. Based on the above, home deliveries of 74, 300 and 14, respectively, are projected for the years ending December 31, 2003, 2004 and 2005.

         Home prices (including lot premiums, but before inflation) are expected to range from $370,000 for a 1,500 square foot home to $1,057,000 for a 4,480 square foot home.

         The projections below assume the Company builds 100% of the homes. Alternatively, if the Company captures only 50% of the projected home builder profit, estimated at 8.0% of the initial home price, through joint ventures or in-house home building, the net cash flow would be reduced by approximately $13 million.

         Cash flow projections, including annual inflation in home prices and costs of 7.0% and 3.0%, respectively, are as follows:

                                      2001    2002     2003     2004      2005     TOTAL
                                     -----   ------   ------   -------   ------   -------
                                                           (in millions)
Home sales .......................   $--     $--      $ 60.6   $ 250.8   $ 19.1   $ 330.5
Development and construction costs    (4.7)   (17.0)   (69.0)    (58.9)    (3.7)   (153.3)
                                     -----   ------   ------   -------   ------   -------


     Net operating cash flow .....    (4.7)   (17.0)    (8.4)    191.9     15.4     177.2

Loan borrowings (repayments), net     --       13.6     63.7     (77.3)    --        --
Interest costs ...................    --        (.5)   (10.4)     (2.6)    --       (13.5)
                                     -----   ------   ------   -------   ------   -------
      Net cash flow ..............   $(4.7)  $ (3.9)  $ 44.9   $ 112.0   $ 15.4   $ 163.7
                                     =====   ======   ======   =======   ======   =======

         The above projections reflect only the development plan for the Upper Mesa. In addition to the Upper Mesa land, the Company holds several other Bolsa Chica parcels aggregating approximately 285 acres which may be developed as residential lots or sold as park lands to various governmental agencies, subject to the outcome of litigation against the Coastal Commission and negotiations, if any, with potential purchasers of the various parcels. The Company believes that those additional parcels represent substantial value to be realized upon resolution of litigation and/or through sales to third parties.


(1) The projections above are preliminary in nature and are based on the Company's internally conducted analysis and independently arrived at assumptions. While the Company believes that its analysis and assumptions are reasonable in light of current circumstances, there can be no assurance that any of the projected amounts will be realized or that independent third parties might not arrive at materially lower projected amounts.